MULTI-CLASS PLAN
PURSUANT TO RULE 18f-3
UNDER THE INVESTMENT COMPANY ACT OF 1940

FOR

FORETHOUGHT VARIABLE INSURANCE TRUST

Effective November 3, 2015, as amended February 9, 2016

This Plan (the “Plan”) is adopted by Forethought Variable Insurance Trust (the “Trust”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), and sets forth the general characteristics of, and the general conditions under which the Trust may offer, multiple classes of shares of its now existing and hereafter created series. This Plan is intended to allow the Trust to offer multiple classes of shares to the full extent and in the manner permitted by Rule 18f-3 under the 1940 Act (the “Rule”), subject to the requirements and conditions imposed by the Rule. This Plan may be revised or amended from time to time as provided below.

CLASS DESIGNATIONS

Each of the Trust’s constituent series (each, a “Portfolio”) may from time to time issue one or more of the following classes of shares: Class I shares, Class II shares or Class III shares. Each of the classes of shares will represent interests in the same portfolio of investments of the Portfolio and, except as described herein, shall have the same rights and obligations as each other class. Each class shall be subject to any investment minimums and other conditions of eligibility as may be set forth in a Portfolio’s prospectus or statement of additional information as from time to time in effect (the “Prospectus”). The multiple classes offered by the Portfolios are listed on Schedule A attached hereto, which Schedule may be amended to add or remove a Portfolio or class from time to time.

CLASS CHARACTERISTICS

Class I shares are offered at a public offering price that is equal to their net asset value (“NAV”) without an initial sales charge or a contingent deferred sales charge (“CDSC”). Class I shares are not subject to an asset based fee (“Rule 12b-1 fee”) assessed pursuant to a distribution and service plan (“Distribution Plan”) adopted under Rule 12b-1 of the 1940 Act. Class II shares are offered at NAV, without an initial sales charge or a CDSC, but are subject to a Rule 12b-1 fee of up to 0.25%. Class III shares are offered at NAV, without an initial sales charge or a CDSC, but are subject to a Rule 12b-1 fee of up to 0.15%. Each class may also pay for services provided to shareholders of that class pursuant to a contract between the Trust and a service provider (“Service Agreement”) that is approved by the Board of Trustees of the Trust (the “Board” or the “Trustees”) and that specifies such services and the fee to be paid therefore. The amount of any fees paid pursuant to any Service Agreements shall be disclosed in the Prospectus that offers shares of the class to the extent and in a manner required by the 1940 Act.

ALLOCATIONS TO EACH CLASS EXPENSE ALLOCATIONS

Subject to the oversight of the Board, including the Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), the following “Class Expenses” may, to the extent the Trust is required to bear such expenses under the Portfolios’ Investment Advisory Agreement(s), Fund Services Agreement, Underwriting Agreement, any Service Agreement and other agreements to which a Portfolio is a party, be allocated on a class-by-class basis: (a) printing and postage expenses related to preparing and distributing materials such as, (but not limited to), shareholder reports, prospectuses, statements of additional information, and proxy statements to current or prospective shareholders of a specific class; (b) SEC registration fees incurred with respect to a specific class; (c) state blue sky and foreign registration fees and expenses incurred with respect to a specific class; (d) the expenses of administrative personnel and services required to support shareholders of a specific class; (e) litigation and other legal expenses relating to a specific class; (f) Trustees’ fees or expenses incurred as a result of issues relating to a specific class of shares; (g) accounting and consulting fees and expenses relating to a specific class, including the cost of calculating dividends for a class; (h) any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class; (i) any Rule 12b-1 fees imposed pursuant to a Distribution Plan; and (j) any additional expenses, not including investment expenses, investment advisory fees, custodial fees or other expenses relating to the management of the Trust’s assets, if such expenses are actually incurred in a different amount with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.

With respect to each Portfolio of the Trust, all expenses not designated as Class Expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Portfolio.

WAIVERS AND REIMBURSEMENTS

Forethought Investment Advisors, LLC (“FIA”), the adviser to each Portfolio, and any other service provider to the Portfolios may, to the extent permissible under applicable law, choose to waive or reimburse any Class Expenses on a voluntary or contractual basis. Such waiver or reimbursement may, to the extent permissible under applicable law, be applicable to some or all of the classes and may be in different amounts for one or more classes.

INCOME, GAINS AND LOSSES

With respect to each Portfolio, income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net assets of that class in relation to the net assets of that Portfolio.

A Portfolio may allocate income and realized and unrealized capital gains and losses to each share based on relative net assets (settled shares) of each class, as permitted by the Rule.

CONVERSION AND EXCHANGE

None of the Class I shares, Class II shares or Class III shares shall convert into another class.

EXCHANGE FEATURES

Shares of each class generally will be permitted to be exchanged only for shares of a class with similar characteristics in another Portfolio. For example, Class I shares of one Portfolio may be exchanged for Class I shares of another Portfolio; Class II shares of one Portfolio may be exchanged for Class II shares of another Portfolio and Class III shares of one Portfolio may be exchanged for Class III shares of another Portfolio.

DIVIDENDS

Dividends paid by the Trust with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount per share, except that any transfer agency costs or, if applicable, Class Expenses relating to a class shall be borne exclusively by that class.

VOTING RIGHTS

Each share of each Portfolio entitles the shareholder of record to one vote. Each class of shares of the Portfolio will vote separately as a class with respect to any matters for which class voting is required under applicable law.

RESPONSIBILITIES OF THE TRUSTEES

On a periodic basis, the Trustees shall monitor the Trust and each Portfolio for the existence of any material conflicts among the interests of the classes of shares. The Trustees shall further monitor on a periodic basis the use of waivers or reimbursement of expenses to guard against cross-subsidization between classes. The Trustees, including a majority of the Independent Trustees, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. If a conflict arises, FIA will take any action necessary to remedy the conflict.

REPORTS TO THE TRUSTEES

FIA will be responsible for reporting any potential or existing conflicts among the classes of shares to the Trustees.

AMENDMENTS

The Plan may be amended from time to time in accordance with the provisions and Requirements of the Rule. Adopted this 3rd day of November, 2015.

FORETHOUGHT VARIABLE INSURANCE TRUST

MULTI-CLASS PLAN

SCHEDULE A

Portfolio	Class I	Class II	Class III
FVIT American Funds Managed Risk Portfolio	N/A	X	N/A
FVIT Balanced Managed Risk Portfolio	N/A	X	N/A
FVIT BlackRock Allocation Portfolio	X	X	X
FVIT BlackRock Disciplined Core Portfolio	X	X	X
FVIT BlackRock Disciplined Growth Portfolio	X	X	X
FVIT BlackRock Disciplined International Core Portfolio	X	X	X
FVIT BlackRock Disciplined Mid Cap Growth Portfolio	X	X	X
FVIT BlackRock Disciplined Small Cap Portfolio	X	X	X
FVIT BlackRock Disciplined U.S. Core Portfolio	X	X	X
FVIT BlackRock Disciplined Value Portfolio	X	X	X
FVIT BlackRock Global Allocation Managed Risk Portfolio	N/A	X	N/A
FVIT BlackRock High Yield Portfolio	X	X	X
FVIT Franklin Dividend and Income Managed Risk Portfolio	N/A	X	N/A
FVIT Goldman Sachs Core Fixed Income Portfolio	X	X	X
FVIT Goldman Sachs Dynamic Trends Allocation Portfolio	N/A	X	N/A
FVIT Goldman Sachs Global Equity Insights Portfolio	X	X	X
FVIT Goldman Sachs Large Cap Growth Insights Portfolio	X	X	X
FVIT Goldman Sachs Mid Cap Value Insights Portfolio	X	X	X
FVIT Growth Managed Risk Portfolio	N/A	X	N/A
FVIT Moderate Growth Managed Risk Portfolio	N/A	X	N/A
FVIT PIMCO Tactical Allocation Portfolio	N/A	X	N/A
FVIT Select Advisor Managed Risk Portfolio	N/A	X	N/A
FVIT Wellington Research Managed Risk Portfolio	N/A	X	N/A
FVIT Wilshire Dynamic Conservative Allocation Portfolio	N/A	X	N/A
FVIT Wilshire Dynamic Global Allocation Portfolio	N/A	X	N/A
FVIT Wilshire Dynamic Growth Allocation Portfolio	N/A	X	N/A
FVIT Wilshire Dynamic Moderate Allocation Portfolio	N/A	X	N/A